EXECUTION COPY

NEONODE, INC.

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (the “Agreement”) dated as of November 20, 2006 among NEONODE, INC., a Delaware corporation (“Company”), AIGH Investment Partners LLC, a Delaware limited liability company ( “AIGH”), and any other person who executes this agreement from time to time as purchaser of Notes (collectively with AIGH, the “New Investors”).

Background: The Company desires to sell to the New Investors, and the New Investors desire to purchase up to, $1,000,000 in principal amount of Senior Secured Notes, in substantially the form attached hereto as Exhibit 1 (the “Notes”). On February 28, 2006, the Company sold $4,000,000 principal amount of senior secured notes on substantially the same terms as the Notes to AIGH and other investors (collectively in this capacity, the “Investors”), and in connection therewith (i) the Company entered into the Security Agreement with AIGH (as agent for the Investors), (ii) AIGH entered the Intercreditor Agreement with Petrus, and (iii) the Pledgors entered into the Stockholder Pledge Agreements with the Investors. The Company may also sell additional notes of similar tenor to the Notes to the New Investors or other investors, on or before August 28, 2007, provided that the aggregate principal amount of such notes together with the Notes does not exceed $1,800,000. The proceeds are necessary for the development and continuance of the business of the Company and each of its subsidiaries.

Certain Definitions:

“Common Stock” shall mean stock of the Company of any class (however designated) whether now or hereafter authorized, which generally has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage, including the Company’s Common Stock, $.01 par value per share.

“Company” includes the Company and any Person which shall succeed to or assume, directly or indirectly, the obligations of the Company hereunder.

“Company Disclosure” means the disclosure materials in the form attached as Exhibit 6 to this Agreement.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, municipality or district; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Guaranties” means the respective guaranties, dated February 28, 2006, delivered to the Investors identified on Exhibit A of the Stockholder Pledge Agreements, respectively.

“Guarantors” means each of Thomas Erickson, Magnus Goertz and Per Bystedt, each as a party to its respective Guaranty.

“Intercreditor Agreement” means the Intercreditor Agreement, dated February 28, 2006, between AIGH and Petrus.

“Material Adverse Change” shall mean any change in the facts represented by the Company in the Agreement or the business, financial condition, results of operation, prospects, properties or operations of the Company and its subsidiaries taken as a whole which may have a material adverse effect on the value of the Common Stock of the Company.

“Material Adverse Effect” shall mean a material adverse effect on the operations, assets, liabilities, financial condition, prospects or business of the Company.

“Neonode AB” means Neonode AB, a Swedish corporation.

“Own” shall mean own beneficially, as that term is defined in the rules and regulations of the SEC.

“Petrus” means Petrus Holdings, SA, a corporation organized under the laws of Luxembourg.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof.

“Pledgors” means Rector AB, Iwo Jima Sarl and Wirelesstoys sweden AB, each as a party to its respective Stockholder Pledge Agreement.

“Proprietary Assets” shall mean any: (i) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset relating to the foregoing; or (ii) right to use or exploit any of the foregoing.

“SEC” means the Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated February 28, 2006, between the Company and AIGH, as agent for the Investors.

“Stockholder Pledge Agreements” means the Stockholder Pledge and Security Agreements, dated February 28, 2006, between the Investors and each of the Pledgors, respectively.

“Subsidiary” shall mean, immediately prior to the Closing, any corporation of which stock or other interest having ordinary power to elect a majority of the board of directors (or other governing body) of such entity (regardless of whether or not at the time stock or interests of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is, immediately prior to the Closing, directly or indirectly Owned by the Company or by one or more of its Subsidiaries.

In consideration of the mutual covenants contained herein, the parties agree as follows:

1. Purchase and Sale of Notes.

1.1 Sale and Issuance of Notes. The Company shall sell to the New Investors and the New Investors shall purchase from the Company, an aggregate principal amount of $1,000,000 of Notes at par. The principal amount of Notes to be purchased by each of the New Investors from the Company at the Closing (as defined herein) is set forth opposite the name of each New Investor on the signature page hereof, subject to acceptance, in whole or in part, by the Company.

1.2 Closing. The closing of the purchase and sale of $1,000,000 principal amount of Notes hereunder (the “Closing”) shall take place within three business days after the date hereof; provided the Company has not suffered any Material Adverse Change since the date hereof. The date on which the Closing occurs is referred to herein as the “Closing Date.” The Closing shall take place at the offices of Hahn & Hessen LLP, the New Investors’ counsel, in New York, New York, or at such other location as is mutually acceptable to the New Investors and the Company.

1.3 Conditions of the Closing. The obligation of the New Investors to complete the purchase of the Notes at the Closing is subject to fulfillment of the following conditions:

(a) the Company and AIGH shall execute and deliver Amendment 1 to the Security Agreement, dated the Closing Date, in the form attached as Exhibit 2 (the “Security Agreement Amendment”);

(b) each Pledgor and AIGH shall execute and deliver Amendment 1 to such Pledgor’s respective Stockholder Pledge Agreement, dated the Closing Date, each in substantially the form attached as Exhibit 3 (the “Stockholder Pledge Amendment”);

(c) each Guarantor and AIGH shall execute and deliver Amendment 1 to such Guarantor’s respective Guaranty, dated the Closing Date, each in substantially the form attached as Exhibit 4 (the “Guaranty Amendment”);

(d) Petrus, the Investors, the New Investors and AIGH shall enter into Amendment 1 to the Intercreditor Agreement, dated the Closing Date, in the form attached hereto as Exhibit 5 (the “Intercreditor Agreement Amendment”, and with the Agreement, the Notes, the Security Agreement Amendments, the Stockholder Pledge Amendments, the Guaranty Amendments and other documents required in connection with the transactions contemplated in the Agreement, the “Transaction Documents”);

(e) the Company shall have executed and delivered all documents, such as financing statements and assignments, reasonably requested by counsel for the New Investors;

(f) the absence of any Material Adverse Change since the date hereof;

(g) the Company shall pay the New Investors’ expenses to the extent set forth in Section 6.9 hereof.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the New Investors as follows:

2.1 Corporate Organization; Authority; Due Authorization.

(a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own or lease its properties as and in the places where such business is now conducted and to carry on its business as now conducted and (iii) is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a Material Adverse Effect. Set forth in the Company Disclosure is a complete and correct list of all Subsidiaries. Each Subsidiary is duly incorporated, and validly existing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

(b) The Company (i) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”). Each of this Agreement and the other Transaction Documents is a valid and binding obligation of the Company enforceable in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

2.2 Capitalization. As of the date hereof, the authorized capital stock of the Company is 6,500,000 shares of Common Stock, $.01 par value per share. Except as contemplated by this Agreement and as set forth in the capitalization table included in the Company Disclosure, there are (i) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company or Neonode AB to purchase or otherwise acquire or issue any shares of capital stock of the Company or Neonode AB (or shares reserved for such purpose), (ii) no preemptive rights contained in the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), By-Laws of the Company or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, and (iii) no commitments or understandings (oral or written) of the Company or Neonode AB to issue any shares, warrants, options or other rights. Except as disclosed in the Company Disclosure with respect to each Subsidiary, (x) all the issued and outstanding shares of the Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, (y) except as disclosed in the Company Disclosure, there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary’s capital stock or any such options, rights, convertible securities or obligations, and (z) the Company owns 100% of the outstanding equity of each Subsidiary.

2.3 Validity of Notes. The issuance of the Notes has been duly authorized and the Notes are valid and binding and upon Closing will be in full force and effect and enforceable in accordance with their respective terms.

2.4 Private Offering. Neither the Company nor anyone acting on its behalf has within the last 12 months issued, sold or offered any security of the Company (including, without limitation, any Notes) to any Person under circumstances that would cause the issuance and sale of the Notes, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act.

2.5 Brokers and Finders. The Company has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

2.6 Financial Statements; Absence of Certain Changes. Each of (a) the unaudited statement of liabilities of the Company as of September 30, 2006, (b) the unaudited statements of income, retained earnings and cash flows of the Company for the period ended on September 30, 2006, and (c) the unaudited statements of income, retained earnings and cash flows of the Company for the period ended on September, 2006, included in the Company Disclosure (including any related notes and schedules, if any), (the “Financial Statements”) fairly presents, in all material respects, the financial position of the Company, or the results of operations, retained earnings or cash flows, as the case may be, of the Company as of the referenced date or for the periods set forth therein (subject to normal year-end audit adjustments which would not be material in amount or effect), in each case (other than the statement of liabilities) in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and that the unaudited statements may not contain all footnotes required by generally accepted accounting principles. Neither the Company nor any Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including for taxes, that would be required to be reflected on, or reserved against in, Financial Statements, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the Financial Statements; and (ii) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect. Other than the indebtedness as set forth in the Financial Statements or the Company Disclosure, neither the Company nor any Subsidiary has indebtedness as of the date hereof. Except as specifically contemplated by this Agreement or as set forth in the Company Disclosure and the Financial Statements, there has not been any Material Adverse Change since September 30, 2006.

2.7 Litigation. Except as set forth in the Company Disclosure, there are no claims, actions, suits, investigations, inquiries or proceedings (“Actions”) pending against the Company or its Subsidiaries or, to the knowledge of the Company, threatened against the Company or its Subsidiaries, or any officer, director, employee or agent thereof in his or her capacity as such, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality that would reasonably be expected to have, either individually or in the aggregate, a material adverse effect. To the Company’s knowledge, there is no factual or legal basis for any such Action. The Company and each Subsidiary is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company or any Subsidiary currently pending or which the Company or any Subsidiary intends to initiate.

2.8 Proprietary Assets.

(a) The Company Disclosure sets forth, with respect to each Proprietary Asset of the Company and any Subsidiary registered with or issued by any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset and (ii) the names of the jurisdictions covered by the applicable registration or application. The Company Disclosure identifies and provides a brief description of all other Proprietary Assets owned by the Company and any Subsidiary, and identifies and provides a brief description of each Proprietary Asset licensed to the Company and any Subsidiary by any person (except for any Proprietary Asset that is licensed to the Company or any Subsidiary under any third party license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company or Subsidiary, as appropriate. Except as set forth in the Company Disclosure, the Company and its Subsidiaries, as a whole, have good, valid and marketable title to, or have a valid right to use, all of the Proprietary Assets used in the Company’s business (including without limitation all Proprietary Assets identified in the Company Disclosure), free and clear of all liens and other encumbrances to the knowledge of the Company; and are not obligated to make any payment to any person for the use of any Proprietary Asset. The Company and each Subsidiary has not developed jointly with any other person any Proprietary Asset with respect to which such other person has any rights. Except as set forth in the Company Disclosure, none of which shall have a Material Adverse Effect, the Company has no knowledge that any other person has any right, title or interest in any of the Proprietary Assets of the Company or its Subsidiaries.

(b) The Company and its Subsidiaries, as appropriate, have taken reasonable and customary measures and precautions to protect and maintain the confidentiality and secrecy of all Proprietary Assets of the Company and its Subsidiaries (except Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Proprietary Assets of the Company and its Subsidiaries. Each employee, officer, director, consultant and contractor (not including contractors without access to confidential information of the Company) of the Company and its Subsidiaries (each, an “Employee”) has entered into and executed an agreement providing for (i) the assignment to the Company (or to any of its Subsidiaries) of personal rights or claims to Proprietary Assets for which such Employee’s personal rights or claims arose out of the scope of his/her employment or retainer by the Company or its Subsidiaries and (ii) the nondisclosure of confidential information acquired by the Employee with respect to the Proprietary Assets of the Company and its Subsidiaries or an employment or consulting agreement containing substantially similar terms. Except as set forth in the Company Disclosure, the Company and each Subsidiary has not (other than pursuant to license agreements identified in the Company Disclosure) disclosed or delivered to any person, or permitted the disclosure or delivery to any person of, (i) the source code, or any portion or aspect of the source code, of any Proprietary Asset of the Company or its Subsidiaries, (ii) the object code, or any portion or aspect of the object code, of any Proprietary Asset of the Company or its Subsidiaries or (iii) any patent applications (except as required by law).

(c) (i) To the knowledge of the Company, none of the Proprietary Assets of the Company or its Subsidiaries necessary for the conduct of their businesses infringes or conflicts with any Proprietary Asset owned or used by any other Person, (ii) to the knowledge of the Company, the Company and each Subsidiary is not infringing, misappropriating or making any unlawful use of, and the Company and each Subsidiary has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other person, and (iii) to the knowledge of the Company, no other person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other person infringes or conflicts with, any Proprietary Asset of the Company or its Subsidiaries.

(d) There has not been any claim by any customer or other person alleging that any Proprietary Asset of the Company or its Subsidiaries (including each version thereof that has ever been licensed or otherwise made available by the Company or its Subsidiaries to any person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company or its Subsidiaries, and, to the knowledge of the Company, there is no basis for any such claim.

(e) The Company is not knowledgeable of any Proprietary Asset owned or used by any other person (except for any Proprietary Asset that is licensed to the Company or any Subsidiary under any third party license set forth in the Company Disclosure or would otherwise be commercially available) necessary to enable the Company and each Subsidiary to conduct its businesses in the manner in which such businesses have been and are being conducted or are expected to be conducted pursuant to the Company Disclosure. Neither the Company nor any Subsidiary has licensed, or agreed to license, any of its Proprietary Assets to any person on an exclusive, semi-exclusive or royalty-free basis. Neither the Company nor any Subsidiary has entered into any covenant not to compete or contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any person. Without limitation on the foregoing, except as set forth in the Company Disclosure, no officer, director or Stakeholder, either as an individual or through an affiliate, has any claim to own or any other rights to use any of the Proprietary Assets.

(f) Except as set forth in the Company Disclosure, the Company is not aware that any Employee is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company and its Subsidiaries, as appropriate, or to promote the interests of the Company and its Subsidiaries, as appropriate, or that would conflict with the Company’s or its Subsidiaries’ business as proposed to be conducted. The Company does not believe it is or will be necessary to utilize any inventions of any Employees (or persons the Company or its Subsidiaries currently intend to hire) made prior to their employment or retainer by the Company or its Subsidiaries, as appropriate, which have not been assigned to the Company. To the Company’s knowledge, after due inquiry, at no time during the conception of, or reduction to practice, or development of, any of the Company’s or its Subsidiaries’ Proprietary Assets was any developer, inventor or other contributor to such Proprietary Assets operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company’s or its Subsidiaries’ rights in such Proprietary Assets.

(g) The Company believes that the exceptions, qualifications and other disclosures relating to the Proprietary Assets set forth in the Company Disclosure shall not have a Material Adverse Effect in the aggregate.

2.9 Company Disclosure. No representation or warranty of the Company herein, no exhibit or schedule hereto, and no information contained or referenced in the Company Disclosure, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

3. Representations and Warranties of the New Investors. Each New Investor represents and warrants to the Company as follows:

3.1 Authorization. Such New Investor (i) has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) if applicable has been authorized by all necessary corporate or equivalent action to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the Contemplated Transactions. Each of this Agreement and the other Transaction Documents to which the New Investors are parties is a valid and binding obligation of such New Investor enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

3.2 Brokers and Finders. Such New Investor has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

4. Securities Laws; Certain Covenants of New Investors.

4.1 This Agreement is made with each New Investor in reliance upon such New Investor’s representation to the Company, which by such New Investor’s execution of this Agreement such New Investor hereby confirms, that the Notes to be received by such New Investor will be acquired for investment for such New Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that such New Investors would constitute an “underwriter” under the Securities Act.

4.2 Each New Investor understands and acknowledges that the offering of the Notes pursuant to this Agreement will not be registered under the Securities Act or qualified under any state securities laws on the grounds that the offering and sale of the Notes are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws.

4.3 Each New Investor represents that (i) such New Investor is able to fend for itself in the Contemplated Transactions; (ii) such New Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such New Investor’s prospective investment in the Notes; and (iii) such New Investor has the ability to bear the economic risks of such New Investor’s prospective investment and can afford the complete loss of such investment.

4.4 Each New Investor further represents by execution of this Agreement that such New Investor qualifies as an “accredited investor” as such term is defined under Rule 501 promulgated under the Securities Act. Any New Investor that is a corporation, a partnership, a limited liability company, a trust or other business entity further represents by execution of this Agreement that it has not been organized for the purpose of purchasing the Notes.

4.5 Each New Investor agrees that the Notes and any shares of capital stock of the Company received in respect of the foregoing held by it may not be sold by such New Investor without registration under the Securities Act or an exemption therefrom, and therefore such New Investor may be required to hold such securities for an indeterminate period.

4.6 Each New Investor agrees that the obligations under the Notes shall be subject to the Security Agreement, Stockholder Pledge Agreement and Intercreditor Agreement, each as amended as contemplated herein, and further authorizes AIGH as such New Investor’s agent to enter into the Security Agreement Amendment, Stockholder Pledge Amendment, Intercreditor Agreement Amendment and Guaranty Amendment on such Investor’s behalf. AIGH shall have no duty to any New Investor arising out of its actions or failure to act under the Security Agreement, Stockholder Pledge Agreement, Intercreditor Agreement or Guaranties, each as amended as contemplated herein, provided that AIGH shall apply the same standard of care as it would use in determining whether to act under such agreements in its capacity as a New Investor.

4.7 Each New Investor agrees to indemnify AIGH from and against any and all reasonable claims, losses, and liabilities (including, without limitation, reasonable attorney fees) arising out of or resulting from the Security Agreement, Stockholder Pledge Agreement, Intercreditor Agreement or Guaranties, each as amended as contemplated herein, except claims, losses, or liabilities resulting from the gross negligence or willful misconduct of AIGH.

4.8 Each New Investor will upon demand pay the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of counsel and of any experts and agents, which AIGH may incur in connection with (i) the preparation and administration of the Security Agreement, Stockholder Pledge Agreement, Intercreditor Agreement or Guaranties, each as amended as contemplated herein; (ii) the exercise or enforcement of any of the rights of AIGH or the New Investors thereunder; or (iii) the failure by any New Investor to perform or observe any of the provisions hereof or thereof.

5. Additional Covenants of the Company.

5.1 Reports and Information. Until the sooner of repayment or conversion of all the Notes, the Company shall deliver to such New Investor (or the successor or assign of such New Investor), contemporaneously with delivery to Petrus or its affiliates, a copy of each report of the Company delivered to any such person.

5.2 Form D. As soon as is practicable following the Closing, the Company shall prepare and file with the SEC a Form D concerning the sale of the Notes.

5.3 Financial Reports and Tax Returns. Until the Company is a public company required to file financial reports with the U.S. Securities and Exchange Commission, the Company will furnish or will cause to be furnished to each New Investor:

(a) within 90 days after the end of each fiscal quarter and fiscal year of the Company, respectively, financial statements (including income statement and balance sheet) in accordance with generally accepted accounting standards (except that interim financial statements need not contain footnotes or normal year-end adjustments); and

(b) within 90 days after the end of each fiscal year of the Company, an independent certified audit of financial statements for such fiscal year.

6. Miscellaneous.

6.1 Entire Agreement; Successors and Assigns. This Agreement and the other Transaction Documents constitute the entire contract between the parties relative to the subject matter hereof and thereof, and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. This Agreement and the other Transaction Documents supersede any previous agreement among the parties with respect to the Notes. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.2 Survival of Representations and Warranties. All representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect for one year after the Closing. The covenants of the Company set forth in Section 5 shall remain in effect as set forth therein.

6.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified in Section 6.6 (or as otherwise noticed to the other party). Each party further waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each party also waives any right to trial by jury.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5 Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

6.6 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon (i) personal delivery, (ii) delivery by fax (with answer back confirmed) or (iii) delivery by electronic mail (with reception confirmed), addressed to a party at its address or sent to the fax number or e-mail address shown below or at such other address, fax number or e-mail address as such party may designate by three days advance notice to the other party.

Any notice to New Investors shall be sent to the addresses set forth on the signature pages hereof, with a copy to:

Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
Attention: James Kardon, Esq.
Fax Number: (212) 478-7400
e-mail: jkardon@hahnhessen.com

Any notice to the Company shall be sent to:

Neonode, Inc.
Biblioteksgatan 11
S111 46 Stockholm, Sweden
Attention: President
Fax Number: 01146-8-678 18 51

with a copy to:

Reed Smith LLP
435 Sixth Avenue
Pittsburgh, PA 15219
Attention: Daniel Gallagher, Esq.
Fax Number: 412-288-3063

6.7 Rights of Transferees. Any and all rights and obligations of the New Investor herein incident to the ownership of Notes shall pass successively to all subsequent transferees of such securities until extinguished pursuant to the terms hereof.

6.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

6.9 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Each New Investor shall be responsible for all costs incurred by such New Investor in connection with the negotiation, execution, delivery and performance of this Agreement including, but not limited to, legal fees and expenses, except that, at the Closing, the Company shall pay legal fees and expenses to Hahn & Hessen LLP, as counsel to the New Investors.

6.10 Amendments and Waivers. Unless a particular provision or section of this Agreement requires otherwise explicitly in a particular instance, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the principal amount of the Notes. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon each holder of any Notes at the time outstanding (including securities into which such Notes are convertible), each future holder of all such Notes, and the Company.

[signature page follows]

EXHIBITS
TO THE NOTE PURCHASE AGREEMENT

Exhibit 1:	Form of Notes
Exhibit 2:	Form of Security Agreement Amendment
Exhibit 3:	Form of Stockholder Pledge Amendment
Exhibit 4:	Form of Guaranty Amendment
Exhibit 5:	Form of Intercreditor Agreement Amendment
Exhibit 6:	Company Disclosure, including Capitalization Table, Financial Statements, etc.